UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

March 28, 2008

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Contract

On March 28, 2008, California Steel Industries, Inc., entered into a Term Loan Agreement with The Bank of Tokyo-Mitsubishi, Ltd for a $40,000,000 unsecured five year term loan to finance construction of a capital expansion project known as the second reheat furnace and other working capital needs.

The Term Loan Agreement provides for a single loan disbursement of the entire principal amount on April 1, 2008. Interest on the principal balance of the loan shall accrue at a rate of 3.38% for the first two years of the loan and a rate of 3.58% for the remaining three years of the loan. Quarterly principal payments commence in July, 2009 and the Term Loan matures in April, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CALIFORNIA STEEL INDUSTRIES, INC.

March 28, 2008	By:	/s/ MASAKAZU KURUSHIMA
Masakazu Kurushima,
President and Chief Executive Officer